UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 11, 2006 (April 7, 2006)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-101399 (Commission File Number)	52-2148018 (I.R.S. Employer Identification Number)

4300 North Point Parkway

Alpharetta, Georgia 30022

 (Address of Principal Executive Office, including Zip Code)

(770) 300-0101

 (Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On April 11, 2006, MQ Associates, Inc. (“MQ Associates”) issued a press release announcing that MQ Associates and its wholly-owned subsidiary MedQuest, Inc. (“MedQuest”) have entered into an employment agreement dated as of April 7, 2006 (the “Employment Agreement”) with Todd E. Andrews, pursuant to which Mr. Andrews has been retained as Chief Financial Officer (“CFO”) of each of MQ Associates and MedQuest. Mr. Andrews will be paid an annual salary of $300,000 plus benefits and reimbursement of expenses, and will receive a target annual bonus of 50% of his salary if certain objectives are met. Mr. Andrews will be entitled to participate in the company’s stock option or other equity interest plans in effect from time to time, with grants, exercise prices, vesting and other provisions that are commensurate with his position and responsibilities and the grants provided to other members of the company’s senior management. The duration of Mr. Andrews’ employment will be three years from the date of the Employment Agreement, subject to automatic renewal for successive one year terms thereafter absent contrary notice by either party. The Employment Agreement may be terminated at any time by MedQuest or Mr. Andrews upon written notice to the other party. If Mr. Andrews’ employment is terminated without cause, or in the event he resigns after certain identified circumstances, he will continue to receive his respective monthly salary, and benefits, for eighteen months following his termination, and will be entitled to a portion of his annual bonus calculated in accordance with the employment agreement. If Mr. Andrews’ employment is terminated in the event of a change of control, he will receive his termination benefits in a lump sum, including an additional six months of salary. In the event of a termination due to Mr. Andrews’ death or disability, he or his estate will receive his unpaid base salary through the termination date and a portion of his annual bonus earned through the termination date.

ITEM 5.02.  Departure of Principal Officer; Election of Director; Appointment of Principal Officer.

On February 18, 2005, the Board of Directors appointed John G. Haggerty as interim Chief Financial Officer of each of MQ Associates and MedQuest. Mr. Haggerty served in the capacity of interim Chief Financial Officer until April 7, 2006, when he was replaced by Mr. Andrews, as noted in Item 1.01 above.

Effective April 7, 2006, as discussed above in Item 1.01, Mr. Andrews was appointed as CFO. Prior to joining MQ Associates, Mr. Andrews served as Chief Financial Officer of SavaSeniorCare, LLC from January through August 2005. SavaSeniorCare, which operates approximately 175 long-term care facilities and has revenue in excess of $1.0 billion, was the successor to certain operations of Mariner Health Care, Inc. Mr. Andrews worked for Mariner, a long-term health care company with over 250 skilled nursing facilities in 23 states and annual revenue in excess of $1.6 billion, and its predecessor companies from June 1993 through December 2004, during which time he held a variety of financial and operating roles, serving most recently as President of its West Region. From June 1991 through June 1993, Mr. Andrews was an investment analyst in Metropolitan Life Insurance Company’s capital markets division. Mr. Andrews is 44 years of age, married and has two children.

ITEM 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Number	Description of Exhibit

99.1	Press release dated April 11, 2006.

* * * * *

This Current Report on Form 8-K contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding MQ Associates’ future growth and profitability, growth strategy and trends in the industry in which it operates. These forward-looking statements are based on MQ Associates’ current expectations and are subject to a number of risks, uncertainties and assumptions. MQ Associates can give no assurance that such forward-looking statements will prove to be correct. Among the most important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the investigation by the U.S. Attorney’s Office, the inquiry by the Securities and Exchange Commission (the “SEC”) or any other future action taken by the SEC or the U.S. Attorney’s Office, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MQ Associates’ services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MQ Associates’ ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in its Annual Report on Form 10-K for the year ended December 31, 2005, as well as other periodic reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: April 11, 2006

	By:	/s/ C. Christian Winkle
		Name:	C. Christian Winkle
		Title:	Chief Executive Officer